UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2014 (April 16, 2014)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 16, 2014, the Annual Meeting of the Stockholders of WesBanco, Inc. was held in Wheeling, WV. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders’ Meeting in 2017:

	For	Withheld	Non Votes
Abigail M. Feinknopf	21,487,805	464,868	9,220
Paul M. Limbert	21,544,546	408,127	9,220
Jay T. McCamic	21,499,157	453,516	9,220
F. Eric Nelson, Jr.	21,559,110	392,885	9,220
Todd F. Clossin	21,517,652	434,344	9,220

In addition to voting to elect the aforementioned directors, WesBanco’s stockholders approved an advisory (non-binding) proposal on WesBanco, Inc.’s executive compensation paid to WesBanco’s named executive officers.  The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to approve WesBanco, Inc.'s executive compensation	20,367,443	1,224,444	370,006	0

Votes in favor of the advisory vote to approve executive compensation represented 92.7% of the total shares voted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 18, 2014	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer